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PricewaterCoopers LLP
Barnett Center
50 North Laura Street
Suite 3000
Jacksonville FL 33202
Telephone (904) 354-0671
Facsimile (904) 366-3678
Direct phone (904) 366-3604
Direct fax (904)366-3678


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Armor Holdings, Inc.(No. 333-38765) on Form S-3, the registration statement (No. 333-38759) on Form S-4 and the registration statement (No. 333-71063) on Form S-8 of our report dated March 5, 1999, on our audit of the consolidated financial statements of Armor Holdings, Inc. as of December 31, 1998 and for the year then ended, which appears on page F-2 of the Company's annual report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".


                                         /s/ PricewaterhouseCoopers LLP
                                             PricewaterhouseCoopers LLP



Jacksonville, Florida
March 25, 1999